Exhibit 99.1

Concentrix Reports Fiscal 2021 Fourth Quarter and Full Year Results

Fremont, Calif., January 18, 2022 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2021.

	Three Months Ended			Fiscal Year Ended
	November 30, 2021	November 30, 2020	Change	November 30, 2021	November 30, 2020	Change
Revenue ($M)	$1,466.6	$1,300.9	12.7%	$5,587.0	$4,719.5	18.4%
Operating income ($M)	$157.9	$120.2	31.4%	$572.4	$308.8	85.4%
Non-GAAP operating income ($M) (1)	$203.4	$175.4	16.0%	$733.7	$509.4	44.0%
Operating margin	10.8%	9.2%	160 bps	10.2%	6.5%	370 bps
Non-GAAP operating margin (1)	13.9%	13.5%	40 bps	13.1%	10.8%	230 bps
Net income ($M)	$124.1	$64.6	92.1%	$405.6	$164.8	146.1%
Non-GAAP net income ($M) (1)	$158.0	$106.8	47.9%	$534.6	$316.5	68.9%
Adjusted EBITDA ($M) (1)	$238.2	$211.2	12.8%	$874.0	$638.5	36.9%
Adjusted EBITDA margin (1)	16.2%	16.2%	0 bps	15.6%	13.5%	210 bps
Diluted earnings per common share (2)	$2.35	$1.25	88.0%	$7.70	$3.19	141.4%
Non-GAAP diluted earnings per common share (1), (2)	$2.99	$2.07	44.4%	$10.15	$6.13	65.6%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2) For the three months and fiscal year ended November 30, 2020, weighted average number of shares used for both diluted EPS is based on the number of shares issued in connection with the spin-off of 51.6 million.

Fourth Quarter Fiscal 2021 Highlights:

•Revenue was $1,466.6 million, up 12.7% from the prior year fourth quarter, compared with $1,300.9 million in the prior year fourth quarter, and 14.0% on an adjusted constant currency basis.
•Operating income was $157.9 million, or 10.8% of revenue, compared with $120.2 million, or 9.2% of revenue in the prior year fourth quarter.
•Non-GAAP operating income was $203.4 million, or 13.9% of revenue, compared with $175.4 million, or 13.5% of revenue, in the prior year fourth quarter.
•Adjusted EBITDA was $238.2 million, or 16.2% of revenue, compared with $211.2 million, or 16.2% of revenue, in the prior year fourth quarter.
•Cash flow from operations was $182.1 million in the quarter. Free cash flow for the quarter was $145.8 million.
•Diluted earnings per common share (“EPS”) was $2.35 compared to $1.25 in the prior year fourth quarter.

•Non-GAAP diluted EPS was $2.99 compared to $2.07 in the prior year fourth quarter.

“We delivered adjusted constant currency revenue growth above 17 percent with margin expansion in 2021, our first year as an independent public company,” said Chris Caldwell, Concentrix President and CEO. “We are on track integrating the complementary PK acquisition. This further differentiates our unmatched CX capabilities and industry-leading execution. Our strong close to the year, including double-digit revenue growth, margin expansion, and strong new business signings in the fourth quarter, gives us confidence in our ability to grow above the market during 2022.”

Fiscal Year 2021 Highlights:
•Revenue was $5,587.0 million, up 18.4% from the prior fiscal year, compared with $4,719.5 million in the prior fiscal year, and 17.3% on an adjusted constant currency basis.
•Operating income was $572.4 million, or 10.2% of revenue, compared with $308.8 million, or 6.5% of revenue, in the prior fiscal year.
•Non-GAAP operating income was $733.7 million, or 13.1% of revenue, compared with $509.4 million, or 10.8% of revenue, in the prior fiscal year.
•Adjusted EBITDA was $874.0 million, or 15.6% of revenue, compared with $638.5 million, or 13.5% of revenue, in the prior fiscal year.
•Cash flow from operations was $514.2 million in the fiscal year. Free cash flow for the fiscal year was $365.1 million.
•Diluted earnings per common share (“EPS”) was $7.70 compared to $3.19 in the prior fiscal year.
•Non-GAAP diluted EPS was $10.15 compared to $6.13 in the prior fiscal year.

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.25 per share quarterly dividend on November 2, 2021. The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share payable on February 8, 2022, to shareholders of record at the close of business on January 28, 2022.
•Concentrix repurchased 0.1 million shares in the fourth quarter at a cost of $25.1 million under its previously announced share repurchase program. At November 30, 2021, the Company’s remaining share repurchase authorization was $474.9 million.

First Quarter and Full Year Fiscal 2022 Outlook:
The following statements are based on Concentrix’ current expectations for the first quarter and full year fiscal 2022. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

First quarter 2022:
•Revenue is expected to be in the range of $1.510 billion to $1.540 billion, including an approximately $78 million contribution from PK for the months of January and February, as reported.
•Non-GAAP operating income is expected to be in the range of $190 million to $205 million.
•The effective tax rate is expected to approximate 25% to 26%.

Full year 2022:
•Revenue is expected to be in the range of $6.450 billion to $6.600 billion, including an approximately $485 million 11-month contribution from PK, as reported.
•Non-GAAP operating income is expected to be in the range of $890 million to $930 million.
•The effective tax rate is expected to approximate 25% to 26%.

The Company believes that a quantitative reconciliation of the non-GAAP operating income outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to the incomplete purchase price allocation for the PK acquisition and the related unavailability of the expected amortization of PK intangible assets. For the same reason, Concentrix is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its fiscal 2021 fourth quarter results tomorrow morning, Wednesday, January 19, 2022 at 9:00 a.m. (ET)/6:00 a.m. (PT).

The live conference call will be webcast in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
Concentrix Corporation (Nasdaq: CNXC), is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and more than 125 new economy clients. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients by reimagining everything CX through Strategy + Talent + Technology. Concentrix provides services to clients in our key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant current revenue growth, which is constant currency revenue growth excluding revenue for businesses acquired or divested since the beginning of the prior year period so that revenue growth can be viewed without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, spin-off related expenses, amortization of intangible assets, share-based compensation and gain on divestitures and related transactions costs.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, spin-off related expenses, amortization of intangible assets, share-based compensation and gain on divestitures and related transaction costs.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, spin-off related expenses, amortization of intangible assets, share-based compensation and gain on divestitures and related transaction costs.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, results of operations, including revenue and operating income, effective tax rate, capital allocation, business strategy, innovation in the Company’s business, the value of the Company’s solutions, the integration of the PK business, the contributions of the PK business and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic conditions, including uncertainty related to the COVID-19 pandemic and its impact on the global economy, supply chains, inflation, the Company’s business and the business of the Company’s clients; other communicable diseases, natural disasters, adverse weather conditions or public health crises; cyberattacks on the Company’s or its clients’ networks and information technology systems; the inability to protect personal and proprietary information; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to execute on the Company’s digital CX strategy; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the integration of PK; competitive conditions in the Company’s industry and consolidation of its competitors;

geopolitical, economic and climate or weather related risks in regions with a significant concentration of the Company’s operations; higher than expected tax liabilities; the loss of key personnel; the demand for CX solutions and technology; variability in demand by the clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the operability of communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; currency exchange rate fluctuations; damage to the Company’s reputation through the actions or inactions of third parties; increases in the cost of labor; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2022 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)
(Amounts may not add due to rounding)

	November 30, 2021	November 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182,038	$152,656
Accounts receivable, net	1,207,953	1,081,481
Other current assets	153,074	189,239
Total current assets	1,543,065	1,423,376
Property and equipment, net	407,144	451,649
Goodwill	1,813,502	1,836,050
Intangible assets, net	655,528	798,959
Deferred tax assets	48,413	47,423
Other assets	578,715	620,099
Total assets	$5,046,367	$5,177,556

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$129,359	$140,575
Current portion of long-term debt	—	33,750
Payable to former parent	—	22,825
Accrued compensation and benefits	453,434	419,715
Other accrued liabilities	351,642	371,072
Income taxes payable	33,779	20,725
Total current liabilities	968,214	1,008,662
Long-term debt, net	802,017	1,111,362
Other long-term liabilities	546,410	601,887
Deferred tax liabilities	109,471	153,560
Total liabilities	2,426,112	2,875,471
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized as of November 30, 2021; no shares issued and outstanding as of November 30, 2021	—	—
Common stock, $0.0001 par value, 250,000 shares authorized as of November 30, 2021; 51,927 shares issued and 51,594 shares outstanding as of November 30, 2021	5	—
Additional paid-in capital	2,355,767	—
Treasury stock, 333 shares as of November 30, 2021	(57,486)	—
Retained earnings	392,495	—
Former parent company investment	—	2,305,899
Accumulated other comprehensive loss	(70,526)	(3,814)
Total stockholders’ equity	2,620,255	2,302,085
Total liabilities and stockholders’ equity	$5,046,367	$5,177,556

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30, 2021	November 30, 2020	% Change	November 30, 2021	November 30, 2020	% Change
Revenue
Technology and consumer electronics	$481,004	$410,542	17%	$1,759,203	$1,422,817	24%
Communications and media	245,172	239,268	2%	1,005,283	954,234	5%
Retail, travel and ecommerce	272,921	237,912	15%	985,550	796,324	24%
Banking, financial services and insurance	213,403	185,522	15%	862,033	712,469	21%
Healthcare	135,464	118,558	14%	489,855	392,686	25%
Other	118,644	109,056	9%	485,091	441,004	10%
Total revenue	1,466,608	1,300,858	13%	5,587,015	4,719,534	18%
Cost of revenue	947,240	842,226	12%	3,617,527	3,058,009	18%
Gross profit	519,368	458,632	13%	1,969,488	1,661,525	19%
Selling, general and administrative expenses	361,463	338,425	7%	1,397,091	1,352,764	3%
Operating income	157,905	120,207	31%	572,397	308,761	85%
Interest expense and finance charges, net	3,730	8,798	(58)%	23,046	48,313	(52)%
Other expense (income), net	(744)	(3,164)	(76)%	(6,345)	(7,447)	(15)%
Income before income taxes	154,919	114,573	35%	555,696	267,895	107%
Provision for income taxes	30,811	49,946	(38)%	150,119	103,084	46%
Net income	$124,108	$64,627	92%	$405,577	$164,811	146%
Earnings per common share:
Basic	$2.37	$1.25		$7.78	$3.19
Diluted	$2.35	$1.25		$7.70	$3.19
Weighted-average common shares outstanding
Basic	51,555	51,602		51,355	51,602
Diluted	52,016	51,602		51,914	51,602

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Revenue	$1,466,608	$1,300,858	$5,587,015	$4,719,534
Revenue growth, as reported under U.S. GAAP	12.7%	7.3%	18.4%	0.2%
Foreign exchange impact	—%	(1.0)%	(2.0)%	0.5%
Constant currency revenue growth	12.7%	6.3%	16.4%	0.7%
Effect of excluding revenue of acquired and divested businesses	1.3%	—%	0.9%	—%
Adjusted constant currency revenue growth	14.0%	6.3%	17.3%	0.7%

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Operating income	$157,905	$120,207	$572,397	$308,761
Acquisition-related and integration expenses	825	6,552	825	27,982
Spin-off related expenses	—	7,694	—	9,483
Amortization of intangibles	33,744	37,093	136,939	147,283
Share-based compensation	10,904	3,883	36,762	15,914
Gain on divestitures and related transaction costs	—	—	(13,197)	—
Non-GAAP operating income	$203,378	$175,429	$733,726	$509,423

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net income	$124,108	$64,627	$405,577	$164,811
Interest expense and finance charges, net	3,730	8,798	23,046	48,313
Provision for income taxes	30,811	49,946	150,119	103,084
Other expense (income), net	(744)	(3,164)	(6,345)	(7,447)
Acquisition-related and integration expenses	825	6,552	825	27,982
Spin-off related expenses	—	7,694	—	9,483
Gain on divestitures and related transaction costs	—	—	(13,197)	—
Amortization of intangibles	33,744	37,093	136,939	147,283
Share-based compensation	10,904	3,883	36,762	15,914
Depreciation (excluding accelerated depreciation included in acquisition-related and integration expenses above)	34,865	35,795	140,236	129,126
Adjusted EBITDA	$238,243	$211,224	$873,962	$638,549

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Operating margin	10.8%	9.2%	10.2%	6.5%
Non-GAAP operating margin	13.9%	13.5%	13.1%	10.8%
Adjusted EBITDA margin	16.2%	16.2%	15.6%	13.5%

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net income	$124,108	$64,627	$405,577	$164,811
Acquisition-related and integration expenses	825	6,552	825	27,982
Spin-off related expenses	—	7,694	—	9,483
Amortization of intangibles	33,744	37,093	136,939	147,283
Share-based compensation	10,904	3,883	36,762	15,914
Gain on divestitures and related transaction costs	—	—	(13,197)	—
Income taxes related to the above (1)	(11,549)	(13,037)	(32,291)	(49,010)
Non-GAAP net income	$158,032	$106,812	$534,615	$316,463

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net income	$124,108	$64,627	$405,577	$164,811
Less: net income allocated to participating securities	(1,790)	—	(5,724)	—
Net income attributable to common stockholders	122,318	64,627	399,853	164,811
Acquisition-related and integration expenses allocated to common stockholders	813	6,552	813	27,982
Spin-off related expenses allocated to common stockholders	—	7,694	—	9,483
Amortization of intangibles allocated to common stockholders	33,257	37,093	135,006	147,283
Share-based compensation allocated to common stockholders	10,747	3,883	36,243	15,914
Gain on divestitures and related transaction costs allocated to common stockholders	—	—	(13,011)	—
Income taxes related to the above allocated to common stockholders (1)	(11,382)	(13,037)	(31,835)	(49,010)
Non-GAAP net income attributable to common stockholders	$155,753	$106,812	$527,069	$316,463

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Diluted earnings per common share (“EPS”) (2)	$2.35	$1.25	$7.70	$3.19
Acquisition-related and integration expenses	0.02	0.13	0.02	0.54
Spin-off related expenses	—	0.15	—	0.18
Amortization of intangibles	0.64	0.72	2.60	2.85
Share-based compensation	0.21	0.08	0.70	0.31
Gain on divestitures and related transaction costs	—	—	(0.25)	—
Income taxes related to the above (1)	(0.23)	(0.26)	(0.62)	(0.94)
Non-GAAP diluted EPS	$2.99	$2.07	$10.15	$6.13

Weighted-average number of common shares - diluted (3)	52,016	51,602	51,914	51,602

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net cash provided by operating activities	$182,053	$119,037	$514,178	$507,614
Purchases of property and equipment	(36,210)	(65,083)	(149,079)	(171,332)
Free cash flow	$145,843	$53,954	$365,099	$336,282

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(2) Diluted earnings per common share (“EPS”) is calculated using the two-class method post spin-off. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.4% of net income for both the three months and fiscal year ended November 30, 2021 and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(3) Weighted-average number of shares used for diluted EPS for the three months and fiscal year ended November 30, 2020 is based on the number of shares issued in connection with the spin-off of 51.6 million.